UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

KANGE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-194055	33-1230169
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

2770 S. Maryland Pkwy. #302

Las Vegas, Nevada 89109

(Address of principal executive offices and Zip Code)

(702) 731-3535

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2017, Kange Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with AMJ Global Entertainment, LLC, a California limited liability company controlled by the Company’s CEO and director, Dr. Arthur Malone, Jr. (“AMJ Global”), pursuant to which the Company acquired 1,157,142 shares (the “Shares”) of common stock of Patient Access Solutions Inc., a Nevada corporation (“PASO”), from AMJ Global in consideration of the Company’s issuance of 157,142 shares of the Company’s common stock to AMJ Global as the purchase price for the Shares. Dr. Malone is a member of the Board of Advisors of PASO.

The foregoing description of the Agreement and the terms thereof is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Stock Purchase Agreement dated November 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kange Corp.

Date: February 8, 2018	By:	/s/ Dr. Arthur Malone, Jr.
Dr. Arthur Malone, Jr., CEO

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